Exhibit 99.1

Pelthos Therapeutics Announces Third Quarter Fiscal 2025 Financial Results

Conference call scheduled for November 13, 2025 at 8:00am ET

Commercial launch of ZELSUVMI, the first FDA-approved at-home molluscum contagiosum treatment, exceeded expectations and generated $7.1 million in net revenues

2,716 ZELSUVMI units prescribed by 1,169 unique

prescribers in the third quarter of fiscal 2025

DURHAM, N.C., November 13, 2025 — Pelthos Therapeutics Inc. (NYSE American: PTHS), a biopharmaceutical company committed to commercializing innovative therapeutic products for unmet patient needs (“Pelthos” or the “Company”), today announced its financial results for the three and nine months ended September 30, 2025, which can be found at the Financial Results section of the Company’s website at https://ir.pelthos.com/financial-info/financial-results.

Third Quarter and Recent Highlights

●	Closed the merger of Channel Therapeutics Corporation and LNHC, Inc. to create Pelthos Therapeutics and raised $50.1 million in an equity private placement to support the launch and growth of ZELSUVMI™.

●	ZELSUVMI, the first at home FDA-approved treatment for molluscum contagiosum, a viral skin pox that largely afflicts children, was launched in July 2025, exceeded expectations and generated $7.1 million in net sales in the first quarter of commercial operations.

●	2,716 units of ZELSUVMI were dispensed and were written by 1,169 unique prescribers.

●	Completed the acquisition of XEPI® in November 2025, which added a complementary dermatology product to the Pelthos portfolio anchored by ZELSUVMI. XEPI is a novel FDA-approved topical treatment for impetigo that addresses a critical unmet need in antibiotic-resistant skin infections caused by staph and strep infections, most commonly affecting children. Impetigo affects approximately 3 million people in the U.S. every year and is among the most common bacterial skin infections seen in pediatric offices.

●	Closed an $18 million private convertible notes financing in November 2025. This funding will facilitate both the purchase and relaunch of XEPI, expedite the commercial rollout of ZELSUVMI, and provide general working capital.

Management Commentary

Scott Plesha, CEO of Pelthos commented, “We are delighted with the commercial launch of ZELSUVMI in our first quarter as a merged company. The launch metrics, revenue growth and gross to net discounts have exceeded our expectations. We anticipate strong continued growth for ZELSUVMI in Q4 2025, as evidenced by the 2,189 units prescribed in October alone. The market uptake during the first quarter of ZELSUVMI’s launch demonstrates enthusiastic adoption by physicians and strong demand from patients and caregivers, clearly addressing a significant unmet need. Our commercial operations and newly launched marketing programs will further educate healthcare providers, parents and caregivers, as this product represents a significant shift in the treatment paradigm for molluscum contagiosum.”

“In addition, the acquisition of XEPI has added a second highly complementary product to our portfolio. FDA-approved XEPI treats an infectious skin condition primarily impacting children, which aligns with the same target market as ZELSUVMI. This presents our sales reps and Pelthos with a synergistic opportunity to increase revenue by leveraging our current commercial relationships and infrastructure. Although it is still early days, Pelthos is well-positioned to capitalize on the large addressable markets and unmet needs presented by these two products.”

Third Quarter 2025 Financial Summary (three months ended September 30, 2025)

●	Cash position: Cash as of September 30, 2025 was $14.2 million.

●	Net product revenue of ZELSUVMI during our first quarter of commercial operations as a merged company was $7.1 million.

●	Cost of goods sold was $2.3 million, which includes direct and indirect costs related to the manufacture, production, packaging, and distribution of the Company’s commercial products and the stepped-up fair value of the inventory at the time of the merger. Additional details on cost of goods sold are included in the Non-GAAP Financial Information section below.

●	Selling, general and administrative expenses were $19.6 million, consisting of personnel and non-personnel expenses to support growing sales of ZELSUVMI. Personnel-related expenses include salaries, incentive pay, benefits and share-based compensation for personnel engaged in sales, marketing, regulatory, quality, medical, non-capitalizable manufacturing, finance, information technology and administrative functions.

●	Net loss was $16.2 million, or a net loss of $5.30 per basic and fully diluted common share. On an as converted basis, reflecting the conversion of our Series A and Series C Convertible Preferred Stock, Pelthos had a net loss of $1.83 per share. Additional details on net loss are included in the Non-GAAP Financial Information section below.

●	Capitalization on an as converted basis, reflecting the conversion of the Series A and Series C Convertible Preferred Stock is approximately 8.9 million shares, of which, approximately 3.1 million shares of common stock are outstanding.

Summary Financial Statements

Pelthos Therapeutics Inc.

Selected Condensed Consolidated Balance Sheet Data

(unaudited)

(in thousands)

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$14,203	$513
Accounts receivable, net	7,988	—
Inventory, net	24,096	—
Accounts payable	5,666	1,897
Accrued expenses	11,890	—

Total current assets	$49,761	$1,369
Total assets	126,433	1,369
Total current liabilities	24,768	4,083
Total liabilities	68,180	4,083
Total stockholders' equity (deficit)	58,253	(2,714)

Pelthos Therapeutics Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands except share and per share data)

	For the Three months Ended September 30,		For the Nine months Ended September 30,
	2025	2024	2025	2024

Revenue
Net product revenues	$7,112	$—	$7,112	$—
License and collaboration revenues	294	—	294	—
Total revenue	7,406	—	7,406	—
Operating expenses
Cost of goods sold	2,316	—	2,316	—
Selling, general and administrative	19,628	1,634	23,984	4,853
Research and development	145	415	854	894
Amortization of intangible assets	679	—	679	—
Total operating expenses	22,768	2,049	27,833	5,747
Operating loss	(15,362)	(2,049)	(20,427)	(5,747)
Other (expense) income
Interest expense	(1,346)	(39)	(1,698)	(678)
Interest income and other income	5	393	5	396
Total other (expense) income	(1,341)	354	(1,693)	(282)
Net loss before provision for income taxes	(16,703)	(1,695)	(22,120)	(6,029)
Provision for income taxes	(465)	—	(465)	—
Net loss and comprehensive loss	$(16,238)	$(1,695)	$(21,655)	$(6,029)

Net loss per common share - basic and diluted	$(5.30)	$(2.93)	$(14.96)	$(11.12)

Weighted average number of common shares outstanding during the period - basic and diluted	3,061,488	579,229	1,447,469	542,036

Non-GAAP Financial Information

Adjusted EBITDA

To provide investors with additional information regarding the Company’s financial results, we have provided within this press release Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net loss adjusted to eliminate (i) stock-based compensation expense, (ii) interest expense, (iii) interest and other income, (iv) amortization of intangible assets, (v) depreciation expense, and (vi) the provision for income taxes. We have provided a reconciliation below of Net Loss and Comprehensive Loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA.

We have included Adjusted EBITDA in this press release because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. In particular, we believe the exclusion of certain items from net loss in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business.

Accordingly, we believe that Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents a reconciliation of Net Loss and Comprehensive Loss to Adjusted EBITDA for each of the periods indicated:

	For the Three months Ended September 30,		For the Nine months Ended September 30,
	2025	2024	2025	2024
Net loss and comprehensive loss	$(16,238)	$(1,695)	$(21,655)	$(6,029)
Adjustments:
Stock-based compensation	2,812	437	3,662	1,110
Interest expense	1,346	39	1,698	678
Interest and other income	(5)	(393)	(5)	(396)
Amortization of intangible assets	679	—	679	—
Depreciation	389	—	389	—
Provision for income taxes	(465)	—	(465)	—
Adjusted EBITDA	$(11,482)	$(1,612)	$(15,697)	$(4,637)

Adjusted Cost of Goods Sold (“COGs”)

To provide investors with additional information regarding the Company’s financial results, we have provided within this press release Adjusted COGs, a non-GAAP financial measure. We define Adjusted COGs as Cost of Goods Sold adjusted to eliminate (i) expense related to inventory write down as a result of excess, obsolescence or scrap, and (ii) the inventory valuation step-up recognized in connection with the July 1, 2025 acquisition of LNHC Inc. We have provided a reconciliation below of Cost of Goods Sold, the most directly comparable GAAP financial measure, to Adjusted COGs.

We have included Adjusted COGs in this press release because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. In particular, we believe the exclusion of certain items from Cost of Goods Sold in calculating Adjusted COGs can provide a useful measure for period-to-period comparisons of our business.

The Company accounts for business acquisitions using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements (“ASC 820”), as of the acquisition date. As part of the July 1, 2025 acquisition of LNHC, Inc., the fair value of the inventory acquired was estimated using the top/down method that considers the estimated selling price, costs to complete, disposal costs, profit margin on disposal effort, and holding costs. Significant assumptions include management’s estimates for the selling price and the costs to be incurred related to the disposal effort of the inventory. The non-cash inventory valuation step-up from the acquisition of LNHC Inc. was recognized as an adjustment to Cost of Goods Sold in the three and nine months ended September 30, 2025.

Accordingly, we believe that Adjusted COGs provides useful information to investors in understanding and evaluating our operating results. Our use of Adjusted COGs has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents a reconciliation of Cost of Goods Sold to Adjusted COGs for each of the periods indicated:

	For the Three months Ended September 30,		For the Nine months Ended September 30,
	2025	2024	2025	2024
Cost of goods sold	$2,316	—	$2,316	—
Write-off of inventory	(792)	—	(792)	—
ASC 805 Basis Step-Up	(1,111)	—	(1,111)	—
Adjusted COGs	$413	$—	$413	$—

Webcast and Conference Call

Management will host a conference call today at 8:00 am ET to discuss the Company’s third fiscal quarter of 2025 results. Interested parties may participate in the call by dialing:

(877) 451-6152 (Domestic)

(201) 389-0879 (International)

Conference ID: 13756828

The live webcast will be accessible in the Investors section of the Company’s website or by following the direct link:

https://ir.pelthos.com/news-events/ir-calendar/detail/20251113-third-quarter-2025-financial-results-call (opens in new window or tab)

For those who cannot listen to the live broadcast, an online replay will be available in the Investors section of Pelthos’ website.

About Pelthos Therapeutics

Pelthos Therapeutics is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens. The company’s lead product ZELSUVMI™ (berdazimer) topical gel, 10.3%, for the treatment of molluscum contagiosum, was approved by the U.S. Food and Drug Administration in 2024. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Pelthos’ current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) our belief that we will see continuing ZELSUVMI growth in Q4 2025; (ii) the anticipated benefits of the acquisition of XEPI and that it will leverage our existing commercial and sales operations and provide additional opportunities to expand our revenue while benefiting from overhead cost synergies given XEPI’s complementary target market; (iii) our belief that Pelthos is well-positioned to capitalize on large addressable markets with ZELSUVMI and XEPI; (iv) our belief that the exclusion of certain items in calculating Adjusted EBITDA and Adjusted COGs can provide a useful measure for period-to-period comparisons of our business; and (v) our belief that Adjusted COGs provides useful information to investors in understanding and evaluating our operating results. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts

Investors:
Mike Moyer

Managing Director
LifeSci Advisors, LLC
mmoyer@lifesciadvisors.com

Media:

KWM Communications
Kellie Walsh
pelthos@kwmcommunications.com
(914) 315-6072